EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the common stock of ZeroStack Corp. is filed on behalf of each of us.

Dated:  October 19, 2026

0G Segregated Portfolio,

a designated Segregated Portfolio

of Sybil Ventures SPC Ltd.,

a segregated portfolio company

incorporated in the British Virgin Islands

By:

Hack VC Management, LLC

Its:

Manager

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: General Counsel

Hack VC Management, LLC

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: General Counsel

Hack Seed Fund II LP

By:

Hack Seed Fund II GP LLC

Its:

General Partner

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: Authorized Signatory

Hack Seed Fund II GP LLC

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: Authorized Signatory

Alexander Pack

/s/ Alexander Pack

Hack VC 2021 LP

By:

Sybil Capital Fund I GP LLC

Its:

General Partner

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: Authorized Signatory

Sybil Capital Fund I GP LLC

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: Authorized Signatory

Hack VF 2022 LP

By:

Hack VF 2022 GP LLC

Its:

General Partner

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: Authorized Signatory

Hack VF 2022 GP LLC

By:

/s/ Daniel Bulaevsky

Name: Daniel Bulaevsky

Title: Authorized Signatory